                                                                    EXHIBIT 10.1

________________________________________________________________________________
________________________________________________________________________________

                              NEWPORT CORPORATION



                                  $20,000,000



                      8.25% SENIOR NOTES DUE MAY 2, 2004



                                ______________

                                NOTE AGREEMENT
                                ______________



                            Dated as of May 2, 1996




________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                       PAGE
                                                                       ----
1.  AUTHORIZATION OF ISSUE OF NOTES......................................1

2.  PURCHASE AND SALE OF NOTES...........................................1

3.  CONDITIONS OF CLOSING................................................1
    3A.  Opinion of Company's Counsel....................................2
    3B.  Representations and Warranties; No Default......................2
    3C.  Purchase Permitted by Applicable Laws...........................2
    3D.  Proceedings.....................................................2
    3E.  UCC Searches....................................................2
    3F.  Structuring Fee.................................................2

4.  PREPAYMENTS..........................................................2
    4A.  Required Prepayments............................................2
    4B.  Optional Prepayment with Yield-Maintenance Amount...............3
    4C.  Notice of Optional Prepayment...................................3
    4D.  Partial Payments Pro Rata.......................................3
    4E.  Retirement of Notes.............................................3

5.  AFFIRMATIVE COVENANTS................................................4
    5A.  Financial Statements............................................4
    5B.  Information Required by Rule 144A...............................5
    5C.  Inspection of Property..........................................5
    5D.  Covenant to Secure Note Equally.................................6
    5E.  Maintenance of Insurance........................................6
    5F.  Compliance With Laws............................................6
    5G.  Corporate Existence, etc.; Maintenance of Properties
         and Business....................................................6
    5H.  Payment of Taxes and Claims.....................................7
    5I.  Maintenance of Credit Facilities................................7
    5J.  Change in Control Put Option....................................7
    5K.  Covenant Regarding Guarantees...................................7

6.  NEGATIVE COVENANTS...................................................7
    6A.  Financial Covenants.............................................7
         6A(1).  Consolidated Tangible Net Worth.........................8
         6A(2).  Fixed Charge Coverage Ratio.............................8

                                       1

     6B.  Restricted Payments................................................8
     6C.  Lien, Debt and Other Restrictions..................................8
          6C(1).  Liens......................................................8
          6C(2).  Debt.......................................................9
          6C(3).  Loans, Advances and Investments............................9
          6C(4).  Sale of Stock and Debt of Subsidiaries.....................10
          6C(5).  Merger and Consolidation...................................10
          6C(6).  Transfer of Assets.........................................11
          6C(7).  Sale and Lease-Back........................................11
          6C(8).  Sale or Discount of Receivables............................11
          6C(9).  Related Party Transactions.................................11
          6C(10). Subsidiary Restrictions....................................12

7.  EVENTS OF DEFAULT........................................................12
    7A.   Acceleration.......................................................12
    7B.   Rescission of Acceleration.........................................15
    7C.   Notice of Acceleration or Rescission...............................15
    7D.   Other Remedies.....................................................15

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES................................15
    8A.   Organization.......................................................16
    8B.   Financial Statements...............................................16
    8C.   Actions Pending....................................................16
    8D.   Outstanding Debt...................................................16
    8E.   Title to Properties................................................16
    8F.   Taxes..............................................................17
    8G.   Conflicting Agreements and Other Matters...........................17
    8H.   Offering of Notes..................................................17
    8I.   Use of Proceeds....................................................17
    8J.   ERISA..............................................................18
    8K.   Governmental Consent...............................................18
    8L.   Environmental Compliance...........................................18
    8M.   Disclosure.........................................................18
    8N.   Possession of Intellectual Property................................19

9.  REPRESENTATIONS OF THE PURCHASER.........................................19
    9A.   Nature of Purchase.................................................19
    9B.   Source of Funds....................................................19

10. DEFINITIONS..............................................................19
    10A.  Yield-Maintenance Terms............................................19
    10B.  Other Terms........................................................21
    10C.  Accounting Principles, Terms and Determinations....................27

                                       2

11. MISCELLANEOUS............................................................27
    11A.  Note Payments......................................................27
    11B.  Expenses...........................................................27
    11C.  Consent to Amendments..............................................28
    11D.  Form, Registration, Transfer and Exchange of Notes; Lost Notes.....28
    11E.  Persons Deemed Owners; Participations..............................29
    11F.  Survival of Representations and Warranties; Entire Agreement.......29
    11G.  Successors and Assigns.............................................29
    11H.  Independence of Covenants..........................................29
    11I.  Notices............................................................29
    11J.  Payments Due on Non-Business Days..................................30
    11K.  Satisfaction Requirement...........................................30
    11L.  Governing Law......................................................30
    11M.  Severability.......................................................30
    11N.  Descriptive Headings...............................................30
    11O.  Counterparts.......................................................31


PURCHASER SCHEDULE

EXHIBIT A - FORM OF NOTE

EXHIBIT B - FORM OF OPINION OF COMPANY'S COUNSEL

SCHEDULE 6C(1) - EXISTING DEBT AND SECURITY

SCHEDULE 6C(3) - INVESTMENTS AT DECEMBER 31, 1995

SCHEDULE 8A - LIST OF SUBSIDIARIES AND OWNERSHIP

SCHEDULE 8G - LIST OF AGREEMENTS LIMITING DEBT

                                       3

                              NEWPORT CORPORATION
                               1791 Deere Avenue
                           Irvine, California  92714

                                                               As of May 2, 1996


The Prudential Insurance Company of America
c/o Prudential Capital Group
777 South Figueroa Street
Suite 2950
Los Angeles, California  90017

Ladies and Gentlemen:

     The undersigned, Newport Corporation (herein called the "COMPANY"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $20,000,000, to be dated the date of issue thereof, to mature May 2, 2004, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 8.25% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes in the aggregate principal amount of $20,000,000 at 100% of such aggregate principal amount. On May 2, 1996, (herein called the "closing" or the "date of closing"), the Company will deliver to you, at the offices of Prudential Capital Group at Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of (i) $14,285,322.97 in immediately available funds to ABN AMRO Bank, N.A., New York, New York, ABA No. 026009580, for the account of ABN AMRO Los Angeles, Account No. 651001035942 and (ii) $5,714,677.03 in immediately available funds to Chemical Bank, New York, New York, ABA No. 021000128, for the account of Smith Barney, Inc., Account No. 066-198038, with a reference to "for the benefit of Newport Corporation."

     3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

     3A. OPINION OF COMPANY'S COUNSEL. You shall have received from Stradling, Yocca, Carlson & Rauth, special counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B hereto.

     3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

     3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3D. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3E. UCC SEARCHES. Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretary of State of California, Minnesota and New York, together with copies of such financing statements.

     3F. STRUCTURING FEE. The Company shall have paid to you $40,000 in satisfaction of your structuring fee.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

     4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of (i) $1,500,000 on the second day of each May and November, commencing November 2, 1998 and through May 2, 2000, (ii) $2,500,000 on the second day of each May and November, commencing November 2, 2000 and through May 2, 2002 and (iii) $1,000,000 on the second day of each May and November, commencing November 2, 2002 and through November 2, 2003, and such principal amounts of the

Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided that upon any partial prepayment of the Notes
                          --------
pursuant to paragraph 4B the principal amount of each remaining required prepayment under this paragraph 4A shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as the result of such prepayment. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $100,000 and in a minimum amount of $300,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for purposes of partial prepayments pursuant to paragraph 4A and for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

     4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity, or purchase or otherwise acquire, directly or indirectly, Notes held by any holder (other than by prepayment pursuant to paragraph 4A or 4B, repurchase pursuant to paragraph 5J or upon acceleration of such final maturity pursuant to paragraph 7A), unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this

Agreement, except as provided in paragraph 4D.

     5.  AFFIRMATIVE COVENANTS.

     5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 60 days after the end of each fiscal quarter (or, if sooner, on the date delivered to any other creditor of the Company or any Subsidiary), consolidating and consolidated statements of operations and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding fiscal quarter in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from normal year-end adjustments; provided, however, that delivery pursuant
                                       --------  -------
     to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) as to consolidated statements;

          (ii) as soon as practicable and in any event within 105 days after the end of each fiscal year (or, if sooner, on the date delivered to any other creditor of the Company or any Subsidiary), consolidating and consolidated statements of operations and cash flows and a consolidated statement stockholders' equity of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii)
                     --------  -------
     below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) as to consolidated statements;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants concerning significant aspects of the Company's or any Subsidiary's operations or financial affairs; and

          (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(6), 6C(7) and 6C(8) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that as soon as is practicable (and in no event later than one business day) after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense if no Default or Event of Default exists and at the Company's expense if a Default or Event of Default does exist, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5E. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses. Together with each delivery of financial statements under clause (ii) of paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

     5F. COMPLIANCE WITH LAWS. The Company covenants that it will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable laws, statutes, rules, regulations, orders and similar requirements of all Federal, state, local and foreign governments (including all Environmental Laws), except where noncompliance would not materially adversely affect the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     5G. CORPORATE EXISTENCE, ETC.; MAINTENANCE OF PROPERTIES AND BUSINESS. The Company covenants that it will, and will cause each of its Subsidiaries to,
(i) preserve and keep in full force and effect at all times its corporate existence, and permits, licenses, franchises and other rights material to its business, except that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes and (ii) maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all equipment and other properties necessary at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company covenants that it will not, and will not permit any Subsidiary to, engage in any business other than the businesses conducted by the Company and its Subsidiaries on December 31, 1995, and any other business substantially related thereto.

     5H. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, material and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided, that no such charge or claim need be paid if subject to a pending
- --------
challenge or contest pursuant to appropriate proceedings which have been timely initiated in good faith by the Company or any Subsidiary and for which appropriate reserves have been taken in accordance with generally accepted accounting principles.

     5I. MAINTENANCE OF CREDIT FACILITIES. The Company covenants that it will, at all times, maintain committed renewable unsecured revolving credit facilities with (i) aggregate borrowing availability of at least $10,000,000, (ii) a term of not less than 364 days from the date of inception or renewal thereof and
(iii) other terms and conditions substantially similar to those of the Company's credit facility in existence on the date of this Agreement, and such facility, or any replacement or substitute facilities, shall always have been extended, renewed or entered into at least 30 days before the scheduled termination date of the then-existing credit facility.

     5J. CHANGE IN CONTROL PUT OPTION. The Company covenants that within three Business Days after any Responsible Officer shall obtain knowledge of the occurrence of a Change in Control Event, the Company shall provide each holder of Notes written notice thereof (the "Change Notice"), describing in reasonable detail the facts and circumstances constituting such Change in Control Event.
If at any time on or before 20 Business Days after the date of the Company's Change Notice (the "Response Period") any holder of a Note requests in writing that the Company purchase its Notes, the Company shall, within five Business Days after the last day of the Response Period, purchase the Notes of each requesting holder (and each such holder shall sell such Notes) at a purchase price equal to the aggregate outstanding principal amount thereof, together with interest thereon and the Yield-Maintenance Amount, if any, with respect thereto. No holder of any such Note shall be required to make any representation or warranty in connection with such sale, other than with respect to its ownership of its Note.

     5K. COVENANT REGARDING GUARANTEES. The Company covenants that if any Person provides a Guarantee of any Debt of the Company, it will cause such Person to Guarantee the Notes equally and ratably with such other Debt for so long as such other Debt is guaranteed; provided, that the provision of any such
                                       --------
Guarantee with respect to the Notes shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6C(2), including the Priority Debt limitation appearing therein.

     6. NEGATIVE COVENANTS. So long as any Note or amount owing under this Agreement shall remain unpaid, the Company covenants that:

     6A.  FINANCIAL COVENANTS.  The Company will not permit:

     6A(1). CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth at any time to be less than $39,000,000 plus, to the extent positive, 50% of Consolidated Net Income for the period, taken as one accounting period, commencing January 1, 1996 and ending on the last day of the fiscal quarter then most recently ended; or

     6A(2). FIXED CHARGE COVERAGE RATIO. The ratio of (i) Income Available for Fixed Charges to (ii) Fixed Charges, for the four consecutive fiscal quarter period ended at the end of any fiscal quarter, to be less than 2.25 to 1.0.

     6B. RESTRICTED PAYMENTS. The Company covenants that it will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment unless after giving effect to such Restricted Payment (i) the aggregate amount of all Restricted Payments made subsequent to December 31, 1995 does not exceed the sum of (a) $1,000,000, (b) 100% of the aggregate net cash proceeds received by the Company and Subsidiaries subsequent to December 31, 1995 from the issuance of their capital stock (exclusive of amounts received from the Company or Subsidiaries or from the sale of mandatorily redeemable stock or other capital stock which is putable to the Company or a Subsidiary) and (c) 40% of Consolidated Net Income (or minus 100% in the case of a deficit or loss) for the period (taken as one accounting period) commencing January 1, 1996 and ending on the last day of the fiscal quarter most recently ended as of the date of determination and (ii) no Default or Event of Default would exist.

     6C. LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

     6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:
                                      ------

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which appropriate reserves have been taken in accordance with generally accepted accounting principles,

          (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Debt (including easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount) and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Wholly Owned Subsidiary,

          (iv) any Lien on any property prior to the time of acquisition thereof by the Company or any Subsidiary, whether or not assumed by the Company or such Subsidiary, or placed upon property at the time of acquisition or construction by the Company or any Subsidiary to secure a portion of the purchase price or construction costs thereof, provided that (a) any such
                                                   --------
     Lien shall not encumber any other property of the Company or such Subsidiary, (b) the Debt secured by any such Lien shall not exceed the lesser of the purchase price or construction costs (as applicable) thereof or fair market value thereof at the time of acquisition and (c) the aggregate amount of Debt secured by all such Liens at no time exceeds 10% of Consolidated Tangible Net Worth,

          (v) any Lien on property of the Company or a Subsidiary securing Debt of the Company or a Subsidiary, which Liens and Debt are in existence on the date of this Agreement and are set forth on Schedule 6C(1) hereto, and

          (vi) Liens securing Debt other than as specified in clauses (i) through (v) above, provided that the aggregate amount of Priority Debt outstanding at no time exceeds 15% of Consolidated Tangible Net Worth;

     6C(2). DEBT. Create, incur, assume or suffer to exist at any time any Debt, except:
      ------

          (i) Debt of any Subsidiary to the Company or a Wholly Owned
     Subsidiary,

          (ii) Debt evidenced by the Notes, and

          (iii)  additional Debt of the Company and Subsidiaries,
provided that (a) Total Debt shall at no time exceed 45% of Total Capitalization
- --------
and (b) Priority Debt shall at no time exceed 15% of Consolidated Tangible Net Worth;

     6C(3). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, (or commit to do any of the foregoing) except:
                                                                    ------

          (i) loans or advances to any Subsidiary,

          (ii) stock, obligations or securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary,

          (iii) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

          (iv) (a) direct obligations of, or repurchase agreements fully collateralized by direct obligations of, the United States of America or any agency thereof, in each case rated AA or better by Moody's Investor Services, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"), (b) certificates of deposit and other time deposits payable in the United States in United States dollars and maturing not more than one year from the date of purchase and issued by a commercial bank or trust company located and incorporated in the United States with capital and surplus in excess of $500 million, (c) commercial paper rated P-1 by Moody's or A-1 by S&P and maturing not more than 270 days from the date of purchase thereof and (d) state or municipal general obligation bonds rated AA or better by Moody's or S&P,

          (v) investments in existence on December 31, 1995, as identified on
     Schedule 6C(3) hereto, and investments in money market accounts, so long as the investments made by such money market accounts are of the credit quality and type set forth on Attachment A to Schedule 6C(3) hereto, and

          (vi) other loans, advances and investments, provided that the
                                                      --------
     aggregate amount thereof (determined using original cost in the case of investments) shall at no time exceed 15% of Consolidated Tangible Net Worth;

     6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (a) such sale or other disposition is treated as a Transfer of the
- --------
assets of such Subsidiary and is permitted by paragraph 6C(6) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simulta neously being sold as permitted by this paragraph 6C(4));

     6C(5). MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, except that:
              ------

          (i) any Subsidiary may merge or consolidate with or into the Company,

     provided that the Company is the continuing or surviving corporation and no
     --------
     Default or Event of Default would exist after giving effect thereto,

          (ii) any Subsidiary may merge or consolidate with or into a Wholly Owned Subsidiary, provided that a Wholly Owned Subsidiary is the continuing
                       --------
     or surviving corporation and no Default or Event of Default would exist after giving effect thereto, and

          (iii)  the Company may merge with any other solvent corporation, provided
     --------
     that (a) the Company shall be the continuing or surviving corporation, and
     (b) no Default or Event of Default would exist after giving effect thereto (including, without limitation, an Event of Default under the proviso appearing at the end of paragraph 6C(2));

     6C(6).  TRANSFER OF ASSETS.  Transfer any of its assets except that:
                                                             ------

          (i) any Subsidiary may Transfer assets to the Company or a Wholly Owned Subsidiary,

          (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business, and

          (iii)  the Company or any Subsidiary may otherwise Transfer assets,

     provided that after giving effect thereto (a) the Twelve Month Percentage
     --------
     of Earnings Capacity Transferred and the Total Percentage of Earnings Capacity Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 10% and 25%, respectively, and (b) the Twelve Month Percentage of Assets Transferred and the Total Percentage of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 10% and 25%, respectively;

     6C(7). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property (i) which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary, or (ii) which has been or is to be acquired from another Person by such lender or investor, or on which one or more buildings have been or are to be constructed by such lender or investor, for the purpose of leasing such property to the Company or any Subsidiary unless (a) if
                                                                  ------
a Transfer is involved, such Transfer is permitted by paragraph 6C(6) and (b) assuming such lease were to have been in place for the entirety of the then most recently completed period of four fiscal quarters, the Company would have complied with paragraph 6A(2) after giving effect to the fixed or base annual lease payments thereunder;

     6C(8). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable;

     6C(9). RELATED PARTY TRANSACTIONS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party; provided that the foregoing shall not apply to (i) any
               --------
transaction between the Company and any Subsidiary or between Subsidiaries, (ii) sales to, or purchases (within the limitations of paragraph 6B) from, any such Related Party of shares of capital stock of the Company for cash consideration equal to the fair market value thereof and (iii) transactions in the ordinary course of business (including, without limitation, payment of officer and director compensation and loans and advances to employees for travel, relocation and similar expenses) which are on terms no less favorable to the Company or such Subsidiary than if no such relationship existed; or

     6C(10).     SUBSIDIARY RESTRICTIONS.  Enter into, or be otherwise subject to, any contract, agreement or other binding obligation that directly or indirectly limits the amount of, or otherwise restricts (i) the payment by any Subsidiary to the Company (or a corporate parent which is a Subsidiary) of dividends or other redemptions or distributions with respect to its capital stock (exclusive of restrictions on such payments, redemptions or distributions with respect to minority interests), (ii) the repayment by any Subsidiary to the Company (or a corporate parent which is a Subsidiary) of intercompany loans or advances or (iii) other intercompany transfers by Subsidiaries to the Company (or a corporate parent which is a Subsidiary) of property or other assets (exclusive of restrictions on such transfers to the holders of minority interests).

     7.   EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all
                                   --------
     Debt as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $1,000,000; or

          (iv) any representation or warranty made by the Company herein or by the

     Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               (v) the Company fails to perform or observe any agreement contained in paragraph 5I, paragraph 5J or paragraph 6; or

               (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

               (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its obligations as such obligations become due (provided that to the extent such unpaid obligations consist solely of Debt, the aggregate amount thereof exceeds $1,000,000); or

               (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

               (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed 20% or more of the Consolidated Net Income of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xiii) a final judgment or judgments in aggregate amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and, within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, any such judgment is not discharged; or

          (xiv) if (a) any Plan shall fail to satisfy any applicable minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBCG shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBCG shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the

Company, (b) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default hereunder, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Each Subsidiary is a corporation duly organized and existing under the laws of its jurisdiction of incorporation. The name, jurisdiction of incorporation and a description of the ownership of the capital stock of each Subsidiary is set forth on Schedule 8A hereto.

     8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: a consolidated balance sheet of the Company and Subsidiaries as at December 31, in each of the years 1992 through 1995, and consolidated statements of operations, stockholders' equity and cash flows of the Company and Subsidiaries for the fiscal year ended on each such date, all reported on by Ernst & Young, LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and Subsidiaries as at the dates thereof, and the statements of operations, stockholders' equity and cash flows fairly present the results of the operations of the Company and Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company since December 31, 1995, and the Company does not currently contemplate or foresee the taking of any restructuring or similar charges or write-offs.

     8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D. OUTSTANDING DEBT. Other than Debt which in aggregate amount does not exceed $1,000,000, neither the Company nor any of its Subsidiaries has outstanding any Debt except as set forth on Schedule 6C(1). There exists no default under the provisions of any instrument evidencing any Debt of the Company or any Subsidiary or of any agreement relating thereto.

     8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1995, referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state, foreign and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, which reserves are fully reflected in the December 31, 1995, financial statements.

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than any Lien permitted by paragraph 6C(1)) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed on Schedule 8G attached hereto.

     8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. ABN AMRO, the placement agent for the Notes, was engaged by the Company and the Company is solely responsible for the fees of ABN AMRO.

     8I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"), other than margin stock currently owned with a current value of less than $200,000. The proceeds of sale of the Notes will be used to repay indebtedness. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

     8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental Laws except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     8N. POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or have valid rights or licenses to use all Intellectual Property that is necessary in the judgment of the Company in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Company nor any Subsidiary has infringed upon or violated the Intellectual Property of any third party. From and after the date hereof, all Intellectual Property of the Company and Subsidiaries will be validly issued and will be in full force and effect and will not contain any provision or restriction which could materially affect or impair their value or use. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Intellectual Property, or which materially and adversely affects the rights of the Company or any Subsidiary thereunder.

     9.   REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

     9A. NATURE OF PURCHASE. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You acknowledge that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

     9B. SOURCE OF FUNDS. The source of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to: (i) your "insurance company general account" (as such term is defined under Section V of the Untied States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes you satisfy all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) a separate account maintained by you in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or in the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. YIELD-MAINTENANCE TERMS.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Los Angeles are required or authorized to be closed.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B, purchased pursuant to paragraph 5J or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DESIGNATED SPREAD" shall mean 1.00% in the case of a Note that is to be purchased pursuant to paragraph 5J and 0.50% in the case of a Note that is to be prepaid pursuant to paragraph 4B or that is declared to be immediately due and payable pursuant to paragraph 7A.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the

Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B, purchased pursuant to paragraph 5J or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

     "CHANGE IN CONTROL EVENT" shall mean the occurrence, within a 180 day period, of both a Designated Event and a Credit Deterioration Event.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income of the Company and Subsidiaries.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of any time of determination thereof, the shareholder's equity of the Company less the book value of any goodwill, any other intangible assets and the amount of any foreign currency translation adjustments.

     "CREDIT DETERIORATION EVENT" shall be deemed to have occurred at any time that (i) Total Debt exceeds 40% of Total Capitalization, (ii) the ratio of (a) Income Available for Fixed Charges to (b) Fixed Charges, for the four consecutive fiscal quarter period ended at the end of any fiscal quarter, shall be less than 2.5 to 1.0, or (iii) following either the public announcement or occurrence of a Designated Event, a Credit Rating of the acquiring Person(s) or the Company is reduced from investment grade to below investment grade or, if below investment grade prior to the public announcement or occurrence, is reduced by two or more rating categories (e.g. from C+ to C-).

     "CREDIT RATING" shall mean a rating of debt securities by Moody's, S&P, Duff & Phelps, Fitch Investor Services, Inc. or any other nationally recognized credit rating agency.

     "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof.

     "DEBT" shall mean Current Debt and Funded Debt.

     "DESIGNATED EVENT" shall be deemed to have occurred at such a time as (i) a "person" or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; or (ii) during any period of twelve consecutive months individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FIXED CHARGES" shall mean, for any period, the sum of (i) interest expense (including, without limitation, all commissions, discounts or related amortization and other fees and charge with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method) and (ii) one-third of operating lease expense for the Company and Subsidiaries on a consolidated basis.

     "FUNDED DEBT" shall mean, with respect to any Person and without duplication, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from, the date of the creation thereof.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "INCOME AVAILABLE FOR FIXED CHARGES" shall mean, for any period, Consolidated Net Income plus, to the extent deducted in the calculation thereof, taxes, Fixed Charges, and any extraordinary losses, and minus any write-up in the value of any assets subsequent to December 31, 1995, any extraordinary gains and any gains on the sale of non-current assets and any earnings of Subsidiaries for periods prior to the date of acquisition.

     "INDEBTEDNESS" shall mean, with respect to any Person, without duplication,
(i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of joint ventures and partnerships in which such Person is a venturer or partner, except to the extent such indebtedness is expressly non-recourse to such Persons, (iv) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee, (v) if such Person is the Company, all mandatorily redeemable capital stock of the Company and (vi) if such Person is a Subsidiary, all preferred stock of the Subsidiary, other than that held by the Company or a Wholly Owned Subsidiary.

     "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, brand names, mechanical or technical processes and paradigms, know-how, and similar intellectual property and applications, licenses and similar rights in respect of the same.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and bank set-off rights) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MOODY'S" shall have the meaning provided in paragraph 6C(3).

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, one of its Vice Presidents or its Chief Financial Officer.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     "PERCENTAGE OF ASSETS TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to paragraph 6C(4) and clause (iii) of paragraph 6C(6), the ratio (expressed as a percentage) of (i) the greater of the aggregate book value or fair market value of such asset on the date of its Transfer to (ii) the aggregate book value of all assets of the Company and Subsidiaries determined on a consolidated basis as of the last day of the fiscal quarter immediately preceding the date of such Transfer.

     "PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to paragraph 6C(4) and clause (iii) of paragraph 6C(6), the ratio (expressed as a percentage) of (i) the average annual revenues produced by, or attributable to, such asset during the three fiscal years most recently ended prior to the date of such Transfer to (ii) the average consolidated revenues of the Company and its Subsidiaries for such three fiscal years.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PRIORITY DEBT" shall mean, as of any time of determination thereof, the sum of (i) all Debt of Subsidiaries (exclusive of Debt owed to the Company or to a Wholly Owned Subsidiary) and (ii) all Debt of the Company which is secured by a Lien (exclusive of Liens permitted by clause (iv) of paragraph 6C(1)).

     "RELATED PARTY" shall mean (i) any Significant Stockholder, (ii) all persons to whom any Significant Stockholder is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED PAYMENTS" shall mean any of the following:

          (i) any dividend on any class of the Company's capital stock;

          (ii) any other distribution on account of any class of the Company's capital stock; or

          (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company's capital stock.

Notwithstanding clauses (i) through (iii) above, Restricted Payments shall not
                                                                           ---
include: (a) dividends paid, or distributions made, in capital stock of the Company; and (b) exchanges of capital stock of the Company for another class of capital stock of the Company, except to the extent that cash or other non-stock value is involved in such exchange. The term "capital stock", as used in this Agreement, shall include warrants or options to purchase capital stock.

     "S&P" shall have the meaning provided in paragraph 6C(3).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SIGNIFICANT HOLDER" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

     "SIGNIFICANT STOCKHOLDER" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of any class of the capital stock of the Company.

     "SUBSIDIARY" shall mean any corporation more than 50% of the Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

     "TOTAL CAPITALIZATION" shall mean, as of any time of determination thereof, the sum of Consolidated Tangible Net Worth and Total Debt.

     "TOTAL DEBT" shall mean, as of any time of determination thereof without duplication, the aggregate amount of all Debt of the Company and Subsidiaries, exclusive of Debt of Subsidiaries owed to the Company or to Wholly Owned Subsidiaries.

     "TOTAL PERCENTAGE OF ASSETS TRANSFERRED" shall mean, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for each asset of the Company and Subsidiaries that has been Transferred since December 31, 1995.

     "TOTAL PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, as of any time of determination thereof, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and Subsidiaries which has been Transferred since December 31, 1995.

     "TRANSFER" shall mean, with respect to any asset, the sale, exchange, conveyance, lease, transfer or other disposition of such asset.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

     "TWELVE MONTH PERCENTAGE OF ASSETS TRANSFERRED" shall mean, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for each asset of the Company and Subsidiaries that has been Transferred during the then most recently completed period of twelve complete calendar months.

     "TWELVE MONTH PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, as of any time of determination thereof, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and Subsidiaries that has been Transferred during the then most recently completed period of twelve complete calendar months.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY OWNED SUBSIDIARY" shall mean each Subsidiary all of the capital stock of which, other than directors' qualifying shares, is owned by the Company and/or one or more other Wholly Owned Subsidiaries.

     10C.   ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.   MISCELLANEOUS.

     11A.   NOTE PAYMENTS.  The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 2:00 p.m., New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B.   EXPENSES.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     11C.   CONSENT TO AMENDMENTS.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D.   FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.  The
Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E.   PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $1,000,000.

     11F.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.  All
representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G.   SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this
Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder to of any Note to prohibit, through equitable action or otherwise, the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11I.   NOTICES.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 1791 Deere Avenue, Irvine, California 92714,
Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11J.   PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

     11K.   SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L.   GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California.

     11M.   SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11N.   DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.



            [The remainder of this page is intentionally left blank]

     11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.


                                    Very truly yours,

                                    NEWPORT CORPORATION


                                    By: /s/ Robert C. Hewitt
                                       -----------------------------------------
                                        Robert C. Hewitt

                                    Title: Vice President and CEO



The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA


By: /s/ ?

Title:  Vice President

                              PURCHASER SCHEDULE

                              NEWPORT CORPORATION

                                                    Aggregate
                                                    Principal
                                                    Amount of
                                                    Notes to be     Note Denom-
                                                    Purchased       ination(s)
                                                    -----------     -----------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA         $20,000,000     $20,000,000


(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-54-526
     Morgan Guaranty Trust Company of New York
     23 Wall Street
     New York, New York 10015
     (ABA No.:  021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "8.25% Senior
     Notes due May 2, 2004, Security No.
     !INV5380!", and the due date and application
     (as among principal, interest and Yield-
     Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Gateway Center Three
     100 Mulberry Street
     Newark, New Jersey  07102

     Attention:  Manager, Investment Operations Group
     Telephone:  (201) 802-5260
     Telecopy:   (201) 802-8055

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     777 South Figueroa Street
     Suite 2950
     Los Angeles, California  90017

     Attention:  Managing Director
     Telecopy:   (213) 623-9764

(4)  Recipient of telephonic prepayment notices:

     Manager, Investment Structure and Pricing
     Telephone:  (201) 802-6660
     Telecopy:   (201) 802-9425

(5)  Tax Identification No.:  22-1211670

                                                                       EXHIBIT A
                                                                       ---------


                                 [FORM OF NOTE]


                              NEWPORT CORPORATION


                       8.25% SENIOR NOTE DUE MAY 2, 2004


No. _________                                                             [Date]

$____________


     FOR VALUE RECEIVED, the undersigned, Newport Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of ____________________ DOLLARS on May 2, 2004, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 8.25% per annum from the date hereof, payable semi-annually on the 2nd day of May and November in each year, commencing with the May 2 or November 2 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.25% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of May 2, 1996 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note shall be construed and enforced in accordance with the internal law of the State of California.



                                                  NEWPORT CORPORATION



                                                  By:________________________

                                                  Its:_______________________

                                                                       EXHIBIT B
                                                                       ---------

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

               [Letterhead of Stradling, Yocca, Carlson & Rauth]


                                                                     May 2, 1996

The Prudential Insurance Company of America
c/o Prudential Capital Group
777 South Figueroa Street
Suite 2950
Los Angeles, California  90017

Ladies and Gentlemen:

          We have acted as counsel for Newport Corporation (the "Company") in connection with the Note Agreement, dated as of May 2, 1996 (the "Agreement"), between the Company and The Prudential Insurance Company of America, pursuant to which the Company has issued to you today its Senior Notes in the aggregate principal amount of $20,000,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.
This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

          In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.


          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

          2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

          5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

                                             Very truly yours,

                                SCHEDULE 6C(1)
                                --------------

                 LIENS SECURING DEBT OUTSTANDING AT MAY 2, 1996
                 ----------------------------------------------


U.S. Dollar obligations
- -----------------------

Institution                  Maturity    Outstanding    Lien Description    Entity
- -------------                --------   -------------   -----------------   ------
ABN AMRO                        12/97   12,285,322.97   None                Parent
ABN AMRO                         5/96    6,000,000.00   None                Parent
Pitney Bowes                    10/97       94,500.00   Office furniture    Parent
Pitney Bowes                    10/98       84,048.59   Factory equipment   Parent
Aloha Leasing                    7/96        4,921.29   Trade Show booth    MikroPrecision

French franc obligations of Micro-Controle S.A.
- -----------------------------------------------

Institution          Maturity   Outstanding           Lien Description
- -----------          --------   -----------           ----------------
C.E.P.M.E.               6/96     41,669.32   Land and building in Evry, France
C.E.P.M.E.               6/96    133,524.96   Land and building in Evry, France
C.E.P.M.E.               6/96     38,366.32   Land and building in Evry, France
C.E.P.M.E.              10/96    240,398.09   Land and building in Evry, France
N.S.M.                  12/97    861,000.00   None
Credit Lyonnais           N/A          0.00   None

Capitalized lease obligations of Micro-Controle S.A., in French francs
- ----------------------------------------------------------------------

Institution      Maturity   Outstanding                Lien Description
- -----------      --------   -----------   -------------------------------------------
Auxicomi             2005     9,717,000   Land and buildings in La Boulonnie and Evry
Auxicomi             2003     4,607,000   Land and buildings in Beaune la Rolande

There are no Parent guarantees given to either the Auxicomi or the C.E.P.M.E.

                                 SCHEDULE 6C(3)
                                 --------------

                      INVESTMENTS AS OF DECEMBER 31, 1995
                      -----------------------------------

Investments as of December 31, 1995, stated at original cost, excluding prorata share of income of Siskiyou Design and ILX Lightwave subsequent to acquisition:

          ILX Lightwave Corporation      $2,341
          Siskiyou Design, Inc.             750
          OPTRA, Inc.                       400
          LaserGenics Corporation           100
          Taiwan EOS                         32
                                         ------
            Total cost                   $3,623
                                         ======

                                  SCHEDULE 8A
                                  -----------

                              NEWPORT CORPORATION
                              -------------------
                             CORPORATE ORGANIZATION
                             ----------------------

All subsidiaries are owned 100% directly or indirectly by Newport Corporation with the exception of director's shares for the French subsidiaries.

                                                                 State or Country of
Name of Subsidiary                                                  Incorporation
- ------------------                                               -------------------
Newport Domestic International Sales Corporation (Inactive)       California
Newport European Distribution Company                             California
Newport Government Systems, Inc. (Inactive)                       California
RAM Optical Instrumentation, Inc.                                 California
MikroPrecision Instruments, Inc. (Effective January 2, 1996)      Nevada
Klinger Scientific Corporation                                    New York
Micro-Controle Benelux S.A. (Inactive)                            Belgium
Newport Instruments Canada Corporation                            Canada
MC Holding S.A.                                                   France
Micro-Controle S.A.                                               France
Newport GmbH                                                      Germany
Micro-Controle Italia S.r.l.                                      Italy
Newport BV                                                        Netherlands
Newport Instruments AG                                            Switzerland
Newport Ltd.                                                      United Kingdom
Micro-Controle Holdings Ltd. (Inactive)                           United Kingdom
Micro-Controle Ltd. (Inactive)                                    United Kingdom
Micro-Controle UK Ltd. (Inactive)                                 United Kingdom
Newport Foreign Sales Corporation                                 U.S. Virgin Islands

                                  SCHEDULE 8G
                                  -----------

                              NEWPORT CORPORATION
                              -------------------
                             CONFLICTING AGREEMENTS
                             ----------------------


1. Credit Agreement Dated as of December 20, 1995, between Newport Corporation and ABN AMRO Bank N.V., Los Angeles International Branch

2. Promissory Note Dated March 27, 1996, between Newport Corporation and ABN AMRO Bank N.V., Los Angeles International Branch